SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant         |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|X|       Preliminary Proxy Statement             |_|    Confidential, For Use
                                                         of the Commission
                                                         Only (as permitted by
                                                         Rule 14a-6(e)(2)
|_|       Definitive Proxy Statement

|_|       Definitive Additional Materials

|_|       Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12

                          PROFESSIONAL DETAILING, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the registrant)
     -----------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

|X|       No Fee required

                                          Charles T. Saldarini
                                          Vice Chairman of the Board and
                                          Chief Executive Officer
                                          [LOGO]

                                          Professional Detailing Inc.
                                          10 Mountainview Road
                                          Upper Saddle River, N.J. 07458
June 13, 2001

DEAR STOCKHOLDER:

      You are invited to attend the Annual Meeting of Stockholders of Professional Detailing, Inc. to be held on Wednesday July 11, 2001, at 10:30 A.M., Eastern Time, at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, N.J. 07495.

      At this year's meeting you will be asked to elect two directors, to authorize amendments to our certificate of incorporation (i) increasing our authorized common shares from 30 million to 100 million and (ii) changing our name to "PDI, Inc.", and to ratify the selection of the Company's independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

      Your Board of Directors unanimously believes that election of its nominees for directors, the amendments to our certificate of incorporation and the ratification of its selection of independent auditors are in the best interests of PDI and its stockholders, and, accordingly, recommends a vote FOR election of the nominees for director and FOR proposals 2, 3 and 4.

      In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders. I personally look forward to greeting those PDI stockholders able to attend the meeting.

      Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please promptly complete, sign, date, and return the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the Annual Meeting and vote in person even if you previously returned your proxy card.

      Thank you.

                                                  Sincerely,


                                                  Charles T. Saldarini
                                                  Vice Chairman of the Board,
                                                    Chief Executive Officer

                          PROFESSIONAL DETAILING, INC.

                              10 Mountainview Road
                      Upper Saddle River, New Jersey 07458
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 11, 2001

                            ------------------------

To the Stockholders of
   Professional Detailing, Inc.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Professional Detailing, Inc. (the "Company") will be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495 on July 11, 2001 at 10:30 a.m. Eastern Daylight Savings Time, for the following purposes:

      1.    To elect two Class I Directors for the ensuing three years.

      2. To consider and approve an amendment to the Certificate of Incorporation increasing the number of shares of common stock available for issuance.

      3. To consider and approve an amendment to the Certificate of Incorporation changing the corporate name to PDI, Inc.

      4. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2001.

      5. To consider and take action upon such other matters as may properly come before the meeting or any adjournments thereof.

      The close of business on June 11, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, in enclosed for your convenience.

                                            By Order of the Board of Directors


                                            Bernard C. Boyle, Secretary
Dated: June 13, 2001

                          PROFESSIONAL DETAILING, INC.

                              10 Mountainview Road
                      Upper Saddle River, New Jersey 07458

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Professional Detailing, Inc. (the "Company") of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495 on July 11, 2001 at 10:30 a.m., Eastern time, and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

      The approximate date on which this Proxy Statement and the accompanying form of proxy will be mailed to the Company's stockholders is June 13, 2001. The Company's 2000 Annual Report, including financial statements, is being mailed to stockholders along with this Proxy Statement, but should not be regarded as proxy soliciting material. The principal executive offices of the Company are located at 10 Mountainview Road, Upper Saddle River, New Jersey 07458.

Record Date and Quorum

      Shareholders of record at the close of business on June 11, 2001 are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were _______________shares of Common Stock of the Company outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented for action at the meeting. Shares of Common Stock were the only voting securities of the Company outstanding on the record date. A quorum will be present at the Annual Meeting if a majority of the shares of Common Stock outstanding on the record date is present at the meeting in person or by proxy.

Voting of Proxies

      The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for election of the two Class I director nominees named in this Proxy Statement;
(ii) for approval of the amendment to the

Certificate of Incorporation to increase the number of authorized shares of Common Stock; (iii) for approval of the amendment to the Certificate of Incorporation to change the name of the company from Professional Detailing, Inc. to PDI, Inc.; (iv) for ratification of the selection of PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001; and (v) in the proxyholders' discretion on such other business as may come before the meeting and any adjournments of the meeting.

      All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company's Bylaws and Delaware law:
(1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal; and (4) proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal, except for Proposals 2 and 3 (the proposed amendments to the Certificate of Incorporation), where broker non-votes will have the effect of a vote against that proposal.

Revocability of Proxy

      A shareholder who has signed and returned the enclosed proxy may revoke it at any time before it is voted by (i) submitting to the Company a properly executed proxy bearing a later date, (ii) submitting to the Company a written revocation of the proxy, or (iii) voting in person at the Annual Meeting.

Expenses of Solicitation

      The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Proxy Statement, the proxy and any additional soliciting materials sent by the Company to stockholders. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      The Board of Directors consists of five members and is divided into three classes, with two Directors in Class I, two Directors in Class II and one Director in Class III. Directors serve for three-year terms with one class of directors being elected by the Company's stockholders at each annual meeting.

      At the Annual Meeting, two Class I Directors will be elected to serve until the annual meeting of stockholders in 2004 and until each Director's successor is elected and qualified. The Board of Directors has nominated John P. Dugan and Gerald J. Mossinghoff for reelection as the Class I Directors. The accompanying form of proxy will be voted for the election of Messrs. Dugan and Mossinghoff as Directors, unless the proxy contains contrary instructions. Management has no reason to believe that either Mr. Dugan or Mr. Mossinghoff will not be a candidate or will be unable to serve. However, in the event that either should become unable or unwilling to serve as Director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

      A plurality of votes of the holders of shares of Common Stock present in person or by proxy at the meeting is required for the election of directors.

                       The Board of Directors Recommends a
                Vote FOR the Election of the Foregoing Nominees.

                                 PROPOSAL NO. 2

                     APPROVAL OF AMENDMENT TO CERTIFICATE OF
                  INCORPORATION TO INCREASE AUTHORIZED SHARES

      The Board of Directors on April 26, 2001 adopted resolutions approving an amendment of the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 30,000,000 shares to 100,000,000 shares and directing that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting. The Board of Directors determined that the amendment is in the best interests of the Company and unanimously recommends approval by the stockholders. If the amendment is approved by the stockholders, the Company will file a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State reflecting the amendment, which will become effective on the date the Certificate of Amendment is accepted for filing by the Secretary of State.

      The proposed amendment will modify the first paragraph of Article Fourth of the Certificate of Incorporation to read as follows:

            "FOURTH: The total number of shares of all classes of stock which this Corporation shall have authority to issue is 105,000,000, consisting of (i) 100,000,000 shares of Common Stock, $.01 par value, per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock")."

      Assuming the presence of a quorum, approval of the amendment to the Company's Certificate of Incorporation requires that a majority of the holders' of the Company's outstanding shares vote in favor of the amendment.

Background and Reasons for the Proposal

      The Company's Certificate of Incorporation presently authorize the issuance of up to 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. No shares of Preferred Stock are issued and outstanding. Of the 30,000,000 shares of Common Stock authorized, as of the close of business on June 11, 2001 there were ________ shares issued and outstanding and _________ shares reserved for future issuance under the Company's incentive compensation plans.

      After deducting outstanding and reserved shares, of the 30,000,000 shares of Common Stock presently authorized there are ________ authorized shares that have not been issued and are not reserved for a specific purpose. The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock to make additional shares available for issuance to meet the Company's future business needs.

      The Company's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares of Common Stock proposed to be authorized by the amendment. The Board of Directors believes the availability of such shares will benefit the Company by providing flexibility to issue stock for a variety of other proper corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by law, regulation or stock exchange rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition or merger into the Company of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or distributions and other bona fide corporate purposes. Were any of these situations to arise, the issuance of additional shares of stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power in the Company. Holders of the Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of stock of the Company in order to maintain their proportionate ownership interest.

      Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction directed to the combination of the Company with another company), the current proposal to amend the Certificate of Incorporation is not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. As of the date of this Proxy Statement, management is not aware of any actions taken by any person or group to obtain control of the Company. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

        The affirmative vote of a majority of the shares of Common Stock outstanding is required for the approval of the amendment to the certificate of incorporation increasing the number of authorized shares of Common Stock.

        The Board of Directors Recommends a Vote FOR the Approval of the Amendment to the Certificate of Incorporation Increasing the Number of
                       Authorized Shares of Common Stock.

                                 PROPOSAL NO. 3

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                   TO CHANGE THE CORPORATE NAME TO "PDI, INC."

General

      The Board of Directors on April 26, 2001 adopted resolutions approving an amendment to Article I of the Company's Certificate of Incorporation changing the corporate name from "Professional Detailing, Inc." to "PDI, Inc." and directed that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting. The Board of Directors determined that the amendment is in the best interests of the Company and unanimously recommends approval by the stockholders. If the amendment is approved by the stockholders, the Company will file a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State reflecting the amendment, which will become effective on the date the Certificate of Amendment is accepted for filing by the Secretary of State.

      The proposed amendment will restate Article First of the Certificate of Incorporation to read as follows: "The name of the Corporation is PDI, Inc. (hereinafter, the "Corporation")."

      The Board of Directors believes that the proposed change in the Company's name, although minor, will result in a strengthened corporate identity, broadening the scope of the business implied by the name beyond product detailing into the broader realm of commercialization services currently offered by the Company.

        The affirmative vote of a majority of the shares of Common Stock outstanding is required for the approval of the amendment to the Certificate of Incorporation changing the Company's name.

        The Board of Directors Recommends a Vote FOR the Approval of the Amendment to the Certificate of Incorporation changing the Company's name to PDI, Inc.

                                 PROPOSAL NO. 4

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed PricewaterhouseCoopers LLP as independent public accountants for fiscal year 2001. Although stockholder approval is not required, the Company desires to obtain from the stockholders an indication of their approval or disapproval of the Board's action in appointing PricewaterhouseCoopers LLP as the independent public accountants of the Company and its subsidiaries. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors. The proxy will be voted as specified, and if no specification is made, the proxy will be cast "For" this proposal.

      A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

                       Fiscal 2000 Audit Firm Fee Summary

      During fiscal year 2000, the Company retained its independent accountants, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts

Audit Fees                                                        $   246,050
Financial Information Systems Design and
   Implementation Fees                                                635,819
All Other Fees                                                        502,617
                                                                  -------------
Total                                                             $ 1,384,486
                                                                  =============

       A plurality of votes of the holders of shares of Common Stock present in person or by proxy at the meeting is required for the certification of accountants.

      The Board of Directors Recommends that the Shareholders Vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP for Fiscal
                                   Year 2001.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                     FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

      Company stockholders who intend to present proposals at the Company's 2002 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to the meeting must be received by the Company no later than February 11, 2002, which is 120 calendar days prior to the anniversary of the date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

      If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2002 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company's Bylaws (the "Bylaw Deadline"), as described below in the section entitled" Other Matters." If a stockholder gives notice of a proposal after the Bylaw Deadline, the shareholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

      Securities and Exchange Commission rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2002 annual meeting is April 26, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's year 2002 annual meeting. Because the Bylaw Deadline cannot be determined until the Company publicly announces the date for its next annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2002 annual meeting, and the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to the meeting.

      The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting, including any stockholder proposals properly presented to the Company prior to the Bylaw Deadline for this year's Annual Meeting.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Under the Company's bylaws, in order to be deemed properly presented, notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not more than 90 and not less than 50 days before the annual meeting. The stockholder's notice must set forth, as to each proposed matter: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment; (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business; (iii) the number of shares of the Company which are beneficially owned by such stockholder; (iv) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (v) any material interest of the stockholder in such business.

                         INFORMATION REGARDING DIRECTORS

      The following table sets forth the names and ages of the Company's Directors, including the Class I Directors who have been nominated for election at the Annual Meeting, based on information furnished by them to the Company:

                                                                              DIRECTOR
        NAME                                      AGE          CLASS            SINCE
----------------------                         ----------    -----------    --------------
John P. Dugan..........................           65             I              1997
Charles T. Saldarini...................           37             II             1997
John M. Pietruski(1)...................           68             II             1998
Jan Martens Vecsi(1)...................           57            III             1998
Gerald J. Mossinghoff(1)...............           65             I              1998

-----------------------
(1)  Member of Audit and Compensation Committees

      John P. Dugan is our founder, chairman of the board of directors and director of strategic planning. He served as our president from inception until January 1995 and as our chief executive officer from inception until November 1997. In 1972, Mr. Dugan founded Dugan Communications, a medical advertising agency that later became known as Dugan Farley Communications Associates Inc. and served as its president until 1990. We were a wholly-owned subsidiary of Dugan Farley in 1990 when Mr. Dugan became our sole stockholder. Mr. Dugan was a founder and served as the president of the Medical Advertising Agency Association from 1983 to 1984. Mr. Dugan also served on the board of directors of the Pharmaceutical Advertising Council (now known as the Healthcare Marketing Communications Council, Inc.) and was its president from 1985 to 1986. Mr. Dugan received an M.B.A. from Boston University in 1964.

      Charles T. Saldarini is our vice chairman and chief executive officer. Joining PDI in 1987, Mr. Saldarini has held positions of ever-increasing responsibility, becoming president of PDI in January 1995 and chief executive officer in November 1997, leading to his present role in June 2000. In his 13 years at PDI, his contributions have spanned the full range of the our development. He is responsible for establishing PDI's premier reputation and making PDI the largest contract sales organization in the United States. Mr. Saldarini is a frequent speaker on industry topics and an author, with numerous industry publications to his credit. Prior to working at PDI, Mr. Saldarini worked at Merrill Dow Pharmaceuticals. He received a B.A. in Political Science from Syracuse University in 1985.

      Gerald J. Mossinghoff became a director in May 1998. Mr. Mossinghoff is a former Assistant Secretary of Commerce and Commissioner of Patents and Trademarks of the Department of Commerce (1981 to 1985) and served as President of Pharmaceutical Research and Manufacturers of America from 1985 to 1996. Since 1997 he has been senior counsel to the law firm of Oblon, Spivak, McClelland, Maier and Newstadt of Arlington, Virginia. Mr. Mossinghoff has been a visiting professor of Intellectual Property Law at the George Washington University Law School since 1997 and Adjunct Professor of Law at George Mason University School of Law since 1997. Mr. Mossinghoff served as United States Ambassador to the Diplomatic Conference on the Revision of the Paris Convention from 1982 to 1985 and as Chairman of the General Assembly of the United Nations World Intellectual Property Organization from 1983 to 1985. He is also a former Deputy General Counsel of the National Aeronautics and Space Administration (1976 to 1981). Mr. Mossinghoff received an electrical engineering degree from St. Louis University in 1957 and a juris doctor degree with honors from the George Washington University Law School in 1961. He is a member of the Order of the Coif and is a Fellow in the National Academy of Public Administration. He is the recipient of many honors, including NASA's Distinguished Service Medal and the Secretary of Commerce Award for Distinguished Public Service.

      John M. Pietruski became a director in May 1998. Since 1990 Mr. Pietruski has been the chairman of the board of Texas Biotechnology Corp., a pharmaceutical research and development company. He is a retired chairman of the board and chief executive officer of Sterling Drug Inc. where he was employed from 1977 until his retirement in 1988. Mr. Pietruski is a member of the boards of directors of Hershey Foods Corporation, GPU, Inc., and Lincoln National Corporation. Mr. Pietruski graduated Phi Beta Kappa with a B.S. in business administration with honors from Rutgers University in 1954 and currently serves as a regent of Concordia College.

      Jan Martens Vecsi became a director in May 1998. Ms. Vecsi is the sister-in-law of John P. Dugan, our chairman. Ms. Vecsi was employed by Citibank, N.A. from 1967 through 1996 when she retired. Starting in 1984 she served as the senior human resources officer and vice president of the Citibank Private Bank. Ms. Vecsi received a B.A. in psychology and elementary education from Immaculata College in 1965.

      The Board of Directors of the Company is divided into three classes as nearly equal in number as possible. Each year the stockholders will elect the members of one of the three classes to a three-year term of office. Messrs. Saldarini and Pietruski serve in Class II whose term expires in 2003; and Messrs. Dugan and Mossinghoff serve in Class I whose term expires in 2001 and Ms. Vecsi serves in Class III whose term expires in 2002.

Board Of Director Meetings

      During the year ended December 31, 2000, the Board of Directors held six meetings. The directors standing for re-election attended at least 75% of the total number of meetings of the Board and of the committees on which he or she was a member.

Board Of Director Committees

      In May 1998, the Board of Directors established and has since then maintained an Audit Committee and Compensation Committee each comprised of Ms. Vecsi and Messrs. Mossinghoff and Pietruski. Each committee member is a non-employee director of the Company. The Audit Committee approves the selection of the Company's independent accountants and meets and interacts with the independent accountants to discuss questions in regard to the Company's financial reporting. In addition, the Audit Committee reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's quarterly and annual operating results, considers the adequacy of the internal accounting procedures and considers the effects of such procedures on the accountant's independence. The Compensation Committee is responsible for reviewing and approving executive compensation programs and has the responsibility for periodically evaluating and modifying the various compensation plans covering such executives. In addition, the Compensation Committee evaluates the performance of the Company's executive employees and determines the salaries and other compensation payable to such persons, consistent with the Company's business and stockholder objectives. During the last full fiscal year, the Compensation Committee met four times and the Audit Committee met five times, with all members present at each respective Committee meeting.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      None of the Directors serving on the Compensation Committee is an employee of the Company. No Director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a Director of the Company.

Compensation of Directors

      Each non-employee Director receives an annual director's fee of $20,000, payable quarterly in arrears, plus $1,000 for each meeting attended in person and $500 for each telephonic meeting attended, as well as reimbursement for travel costs and other out-of-pocket expenses incurred in attending each Directors' meeting. In addition, committee members receive $500 for each committee meeting attended in person and $200 for each committee meeting attended telephonically. Additionally, pursuant to the Company's Stock Option Plans, on the date of initial election to the Board each non-employee Director receives options to purchase 10,000 shares of Common Stock exercisable at the fair market value on the date of grant. These options will vest one-third on the date of grant and one-third at the end of each subsequent year of service on the Board. In addition, each non-employee Director will receive options to purchase an additional 7,500 shares of Common Stock annually on the date of the Company's annual stockholders' meeting. Such options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will vest one-third upon grant and one-third on each of the first and second anniversary of the date of grant.

Limitation of Directors' Liability and Indemnification

      The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The Company's Certificate of Incorporation limits the liability of Directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware law.

      The Company's Certificate of Incorporation provides mandatory indemnification rights to any officer or Director of the Company who, by reason of the fact that he or she is an officer or Director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such officer or Director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Insofar as indemnification for liabilities under the Securities Act may be provided to officers and Directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      There is no pending litigation or proceeding involving a Director, officer, employee or agent of the Company in which indemnification by the Company will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

      The following table sets forth the names, ages and principal position, of the executive officers and key employees of the Company:

NAME                                 AGE                           POSITION
--------------------------------    ------    ---------------------------------------------------
John P. Dugan...............         66       Chairman of the Board of Directors and Director
                                                of Strategic Planning
Charles T. Saldarini........         37       Vice Chairman and Chief Executive Officer
Steven K. Budd..............         45       President and Chief Operating Officer
Bernard C. Boyle............         55       Chief Financial Officer, Executive Vice President,
                                                Secretary and Treasurer
Robert R. Higgins...........         57       Executive Vice President, Client Programs
Christopher Tama............         42       Executive Vice President, LifeCycle Ventures
Stephen Cotugno                      41       Executive Vice President, Corporate Development

The principal occupation and business experience for at least the last five years for each current executive officer is set forth below (except for Messrs. Dugan and Saldarini, each of whose business experience is discussed above).

      Steven K. Budd is our president and chief operating officer. Since June 2000, Mr. Budd oversees the management of PDI's internal support functions, contributes to the development of PDI's strategic plans and serves on our executive business development team. Since joining PDI in April 1996 as vice president, Account Group Sales, he became executive vice president in July 1997 and chief operating officer in January 1998. From January 1994 through April 1995, Mr. Budd was employed by Innovex, Inc., as director of new business development. From 1989 through December 1993, he was employed by Professional Detailing Network (now known as Nelson Professional Sales, a division of Nelson Communications, Inc.), as vice president with responsibility for building sales teams and developing marketing strategies. Mr. Budd received a B.A. in History and Education from Susquehanna University in 1978

      Bernard C. Boyle has served as our chief financial officer and executive vice president since March 1997. In 1990, Mr. Boyle founded BCB Awareness, Inc., a firm that provided management advisory services, and served as its president until March 1997. During that period he was also a partner in Boyle & Palazzolo, Partners, an accounting firm. From 1982 through 1990 he served as controller and then chief financial officer and treasurer of William Douglas McAdams, Inc., an advertising agency. From 1966 through 1971, Mr. Boyle was employed by the national accounting firm of Coopers & Lybrand L.L.P. as supervisor/senior audit staff. Mr. Boyle received a B.B.A. in Accounting from Manhattan College in 1965 and an M.B.A. in corporate finance from New York University in 1972.

      Robert R. Higgins became our executive vice president-client programs in October 1998. He joined us as a district sales manager in August 1996 and became vice president in 1997. Mr. Higgins has over 30 years experience in the pharmaceutical industry. From 1965 to 1995, Mr. Higgins was employed by Burroughs Wellcome Co., where he was responsible for building and managing sales teams and developing and implementing marketing strategies.

After he left Burroughs Wellcome and before he joined us, Mr. Higgins was self-employed. Mr. Higgins received a B.S. in biology from Kansas State University in 1964, and an MBA from North Texas State University in 1971.

      Christopher Tama joined us as executive vice president-LifeCycle Ventures in January 2000. Prior to joining us, Mr. Tama spent 19 years with Pharmacia & Upjohn, Searle and Novartis where he held various marketing and sales positions. Before joining us, Mr. Tama was with Pharmacia & Upjohn for 13 years. Most recently he was vice president-marketing for Novartis' central nervous system therapeutic area. His marketing and sales experience range many different therapeutic areas, both in primary care and specialty markets. He has extensive domestic and international experience and has launched 13 products throughout his career. He received his B.A. in Economics from Villanova University in 1981.

      Stephen P. Cotugno became our executive vice president-corporate development in January 2000. He joined us as a consultant in 1997 and in January 1998 he was hired full time as vice president-corporate development. Prior to joining us, Mr. Cotugno was an independent financial consultant. He received his B.A. in finance and economics from Fordham University in 1981.

                       COMPENSATION OF EXECUTIVE OFFICERS

      Summary compensation. The following table sets forth certain information concerning compensation paid for services in all capacities awarded to, earned by or paid to our chief executive officer and the other four most highly compensated executive officers during 2000, 1999 and 1998, whose aggregate compensation exceeded $100,000.

                                      Annual compensation              Long-term compensation
                             -------------------------------------     ----------------------
                                                                                    Shares of
                                                                                     common
                                                                       Restricted     stock
                                                      Other annual       stock      underlying   All other
Name and Principal Position   Salary       Bonus      compensation     awards$(1)    options    compensation
---------------------------  --------     -------     ------------     ----------   ----------  -------------
Charles T. Saldarini
Vice chairman and
chief executive
officer
   2000 ............         $294,594     $506,731     $  8,713              --           --     $  6,203
   1999 ............          283,254      450,000        5,657              --           --        2,145
   1998 ............          233,744      275,000        2,394              --           --           --

Stephen K. Budd
President and chief
operating officer
   2000 ............          225,000      243,003        2,891         104,144           --        4,744
   1999 ............          182,053      216,409        2,229          83,591       25,000        3,524
   1998 ............          168,678      178,000        2,302              --           --        3,373

Bernard C. Boyle
Chief financial
officer, executive
vice president,
secretary and
treasurer
   2000 ............          187,500      207,211        4,706          88,805           --        4,010
   1999 ............          167,975      180,180        3,350          77,220       20,000        3,256
   1998 ............          155,833      165,000        4,170              --           --          825

Robert R. Higgins
Executive vice
president
   2000 ............          141,667      114,042        3,456          48,875           --        3,000
   1999 ............          125,567       73,238        1,977          31,387       15,000        2,396
   1998 ............          101,186       45,000        2,104              --        7,500        1,373

Christopher Tama(2)
Executive vice
president
   2000 ............          167,708      210,000        1,828          90,000        5,000           --
   1999 ............               --           --           --              --           --           --
   1998 ............               --           --           --              --           --           --


----------
(1) For the years ended December 31, 2000 and 1999, a portion of the named executive officers' annual bonus was paid in restricted stock. The number of shares were calculated by dividing the portion of bonus expense attributable to restricted stock by a trailing 20-day average stock price on December 31, 2000 and 1999, which was $99.42 and $27.25, respectively. The fair market value of the shares owned by the named executive officers on December 31, 2000 at the end of 2000, based upon the closing price of our common stock of $105,766 on that date, was as follows: Mr. Budd -- $435,121 (4,114 shares); Mr. Boyle -- $394,084 (3,726 shares); Mr. Higgins -- $173,668 (1,642 shares); and Mr. Tama -- $95,718
(905 shares).
(2)   Mr. Tama joined us as executive vice president in January 2000.

      Option grants. The following table sets forth certain information regarding options granted by us in 2000 to each of the executives named in the Summary Compensation Table.

                                                             Option Grants in Last Fiscal Year
                               ------------------------------------------------------------------------------------------------
                                                     Individual Grants
                               ---------------------------------------------------------------          Potential Realizable
                                                                                                         Value at Assumed
                                  Number of       Percent of                                            Annual Rates of Stock
                                   Shares        Total Options                                           Price Appreciation
                                 Underlying         Granted       Exercise                               for Option Term (1)
                                   Options        to Employees      Price        Expiration         ---------------------------
          Name                     Granted       in Fiscal Year   ($/share)         Date               5%                 10%
-----------------------------    ----------      --------------   ---------      ----------         --------          ---------
Charles T. Saldarini.........        --                --             --               --                 --                 --
Steven K. Budd ..............        --                --             --               --                 --                 --
Bernard C. Boyle ............        --                --             --               --                 --                 --
Robert R. Higgins ...........        --                --             --               --                 --                 --
Christopher Tama ............     5,000               1.8%       $ 29.53          1/17/10           $ 92,056           $235,316

----------
(1) Potential realizable values are net of exercise price but before taxes, and are based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration date of the options. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on our future financial performance, overall market conditions and the option holder's continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to the date of this proxy statement.

      Option exercises and year-end option values. The following table provides information with respect to options exercised by the Named Executive Officers during 2000 and the number and value of unexercised options held by the Named Executive Officers as of December 31, 2000.

    Aggregated Option Exercise in Last Fiscal Year and Year-End Option Values

                                                                     Number of Shares Underlying     Value of Unexercised In-the-
                                                                    Unexercised Options at Fiscal       Money Options At Fiscal
                                                                              Year-End                         Year-End (2)
                                                                    -----------------------------   ------------------------------
                          Shares Acquired
Name                       on Exercise (#)  Value Realized (1)      Exercisable    Unexercisable    Exercisable      Unexercisable
----                       ---------------  ------------------      -----------    -------------    -----------      -------------
Charles T. Saldarini                 --                --                --                --                --                --
Steven K. Budd                   39,189        $4,317,621             8,333            16,667        $  654,821        $1,309,642
Bernard C. Boyle                 22,992         2,693,979             6,667            13,333           523,857         1,047,713
Robert R. Higgins                10,000           909,832                --            12,500                --         1,010,200
Christopher Tama                     --                --                --             5,000                --           381,180

----------
(1) For the purposes of this calculation, value is based upon the difference between the exercise price of the options and the stock price at date of exercise.

(2) For the purposes of this calculation, value is based upon the difference between the exercise price of the exercisable and unexercisable options and the stock price at December 31, 2000 of $105.766 per share.

Employment Contracts

      In January 1998, we entered into an agreement with John P. Dugan providing for his appointment as chairman of the board and director of strategic planning. The agreement provides for an annual salary of $125,000, no cash bonuses and for participation in all executive benefit plans.

      In April 1998, we entered into an employment agreement with Charles T. Saldarini providing for his employment, as president and chief executive officer for a term expiring on February 28, 2003 subject to automatic one-year renewals unless either party gives written notice 180 days prior to the end of the then current term of the agreement. The agreement provides for an annual base salary of $275,000 and for participation in all executive benefit plans. The agreement also provides that Mr. Saldarini will be entitled to bonus and incentive compensation awards as determined by the compensation committee. Further, the agreement provides, among other things, that, if his employment is terminated without cause (as defined) or if Mr. Saldarini terminates his employment for good reason (as defined), we will pay him an amount equal to the salary which would have been payable over the unexpired term of his employment agreement.

      In March 1998, we entered into employment agreements with each of Messrs. Boyle and Budd, providing for Mr. Boyle's employment as chief financial officer and Mr. Budd's employment as chief operating officer. Mr. Boyle's agreement terminates on December 31, 2001 and Mr. Budd's agreement terminates on March 31, 2002. Each agreement is subject to automatic one-year renewals unless either party gives written notice 180 days prior to the end of the then current term of the agreement. The agreements provide for an annual base salary of $165,000 for Mr. Boyle and $178,605 for Mr. Budd and for their participation in all executive benefit plans. The agreements also provide that Messrs. Boyle and Budd are entitled to bonus and incentive compensation awards as determined by the compensation committee. Each agreement also provides, among other things, that, if we terminate the employee's employment without cause (as defined) or the employee terminates his employment for good reason (as defined), we will pay the employee an amount equal to the salary which would have been payable over the unexpired term of the employment agreement.

      In January 2000, we entered into an employment agreement with Mr. Tama providing for Mr. Tama's employment as executive vice president -- Life Cycle Ventures. Mr. Tama's agreement terminates on December 31, 2002. The agreement is subject to automatic one-year renewals unless either party gives written notice 180 days prior to the end of the then current term of the agreement. The agreements provide for an annual base salary of $175,000 and for Mr. Tama's participation in all executive benefit plans. The agreements also provide that Mr. Tama is entitled to bonus and incentive compensation awards as determined by the compensation committee. The agreement also provides, among other things, that, if we terminate the employee's employment without cause (as defined) or the employee terminates his employment for good reason (as defined), we will pay the employee an amount equal to the salary which would have been payable over the unexpired term of the employment agreement.

      In September 2000, we entered into employment agreements with Mr. Cotugno providing for Mr. Cotugno's employment as executive vice president - corporate development. Mr. Cotugno's agreement terminates on August 31, 2002. The agreement is subject to automatic one-year renewals unless either party gives written notice 180 days prior to the end of the then current term of the agreement. The agreements provide for an annual base salary of $155,000 and for Mr. Cotugno's participation in all executive benefit plans. The agreements also provide that Mr. Cotugno is entitled to bonus and incentive compensation awards as determined by the compensation committee. The agreement also provides, among other things, that, if we terminate the employee's employment without cause (as defined) or the employee terminates his employment for good reason (as defined), we will pay the employee an amount equal to the salary which would have been payable over the unexpired term of the employment agreement.

Stock compensation plans

    2000 Omnibus Incentive Compensation Plan

      In May, 2000 our board of directors approved our 2000 Omnibus Incentive Compensation Plan. The purpose of the Omnibus Plan is to provide a flexible framework that will permit the board to develop and implement a variety of stock-based incentive compensation programs based on our changing needs, our competitive market and the regulatory climate. The maximum number of shares as to which awards or options may at any time be granted under the Omnibus Plan is
1.5 million shares of the our common stock. The Omnibus Plan is administered by the compensation committee of the board, which is responsible for developing and implementing specific stock-based plans that are consistent with the intent and specific terms of the framework created by the Omnibus Plan. Eligible participants under the Omnibus Plan include our officers and other employees, members of our board, and outside consultants. The right to grant awards under the Omnibus Plan will terminate upon the expiration of 10 years after the date the Omnibus Plan was adopted. No Participant may be granted more than 100,000 shares of Common Stock from all awards under the Omnibus Plan.

    1998 Stock Option Plan

      In March 1998, our board of directors approved our 1998 stock option plan reserving for issuance up to 750,000 shares. Officers, directors, key employees and consultants are eligible to receive incentive and/or non-qualified stock options under this plan. The plan, which has a term of ten years from the date of its adoption, is administered by the compensation committee. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options is determined by the compensation committee in its sole discretion. Incentive stock options granted under the plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of the grant, except that the term of an incentive stock option granted under the plan to a stockholder owning more than

10% of the outstanding common stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of the grant.

      At December 31, 2000, options for an aggregate of 653,921 shares were outstanding under our stock option plans, including 25,000 granted to Steven Budd, our president and chief operating officer, 20,000 granted to Bernard Boyle, our chief financial officer, 12,500 granted to Robert Higgins, our executive vice president of client programs, 16,670 granted to Stephen Cotugno, our executive vice president of corporate development, 5,000 granted to Christopher Tama, our executive vice president LifeCycle Ventures and 18,750 granted to each of Gerald J. Mossinghoff, John M. Pietruski and Jan Martens Vecsi, our outside directors. In addition, as of December 31, 2000, options to purchase 286,634 shares of common stock had been exercised.

401(k) plan

      We maintain two 401(k) retirement plans intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code. These 401(k) plans are defined contribution plans. Under one plan, we committed to make mandatory contributions to the 401(k) plan to match employee contributions up to a maximum of 2% of each participating employee's annual wages. Under the other 401(k) plan, we committed to match 100% of the first $1,250 contributed by each employee, 75% of the next $1,250, 50% of the next $1,250 and 25% of the next $1,250 contributed. In addition we can make discretionary contributions to this plan. Our contribution to the 401(k) plan for 2000 was approximately $1.2 million.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of May 1, 2001 by:

      o each person known to us to be the beneficial owner of more than 5% of our outstanding shares;
      o     each of our directors;
      o each executive officer named in the Summary Compensation Table above;
      o     all of our directors and executive officers as a group.

      Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them. All information with respect to beneficial ownership has been furnished to us by the respective stockholder. The address for each of Messrs. Dugan and Saldarini is c/o Professional Detailing, Inc., 10 Mountainview Road, Upper Saddle River, New Jersey 07458.

                                                               Number of Shares           Percentage of Shares
    Name of Beneficial Owner                                Beneficially Owned(1)          Beneficially Owned
    ------------------------                                ---------------------          ------------------
Executive officers and directors:
John P. Dugan ..............................................      4,909,878                      35.4%
Charles T. Saldarini .......................................        800,000                       5.8%
Steven K. Budd .............................................        113,848 (2)                    *
Bernard C. Boyle ...........................................         10,394 (3)                    *
Robert Higgins .............................................          5,491                        *
Christopher Tama ...........................................          2,572 (4)                    *
John M. Pietruski ..........................................         14,500 (5)                    *
Jan Martens Vecsi ..........................................         12,500 (6)                    *
Gerald J. Mossinghoff ......................................         12,500 (6)                    *
All executive officers and directors as a group (11 persons)      5,783,501 (7)                  41.6%

5% stockholders:
Driehaus Capital Management, Inc(8) ........................        878,513                       6.3%
 25 East Erie Street
 Chicago, IL 60611-2703
Navellier & Associates Inc(9) ..............................        707,514                       5.1%
 One East Liberty, Third Floor
 Reno, NV 89501

---------------------
* Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of May 1, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 8,333 shares issuable pursuant to options exercisable within 60 days of May 1, 2001.
(3) Includes 6,667 shares issuable pursuant to options exercisable within 60 days of May 1, 2001.
(4) Includes 1,667 shares issuable pursuant to options exercisable within 60 days of May 1, 2001.
(5) Includes 12,500 shares issuable pursuant to options exercisable within 60 days of May 1, 2001.
(6) Represents shares issuable pursuant to options exercisable within 60 days of May 1, 2001.
(7) Includes 54,170 shares issuable pursuant to options exercisable within 60 days of May 1, 2001.
(8) This information was derived from the Schedule 13g filed by the reporting person.
(9) This information was derived from the Schedule 13f filed by the reporting person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with our efforts to recruit sales representatives, we place advertisements in various print publications. These ads are placed on our behalf through Boomer & Son, Inc., which receives commissions from the publications. Prior to 1998, B&S was wholly-owned by John P. Dugan, our chairman of the board. At the end of 1997 Mr. Dugan transferred his interest in B&S to his son, Thomas Dugan, and daughter-in-law, Kathleen Dugan. John P. Dugan is not actively involved in B&S ; however, his son, Thomas Dugan, is active in B&S. For the year ended December 31, 2000 we purchased $2.1 million of advertising through B&S and B&S received commissions of approximately $380,000. All ads were placed at the stated rates set by the publications in which they appeared. In addition, we believe that the amounts paid to B&S were no less favorable than would be available in an arms-length negotiated transaction with an unaffiliated entity.

      Peter Dugan, the son of John P. Dugan, our chairman of the board, is employed by us as executive director of marketing. In 2000, compensation paid or accrued to Peter Dugan was $192,820.

      In April 1998, we loaned $1.4 million to our vice chairman and chief executive officer, Charles T. Saldarini. The proceeds of this loan were used by Mr. Saldarini to pay income taxes relating to his receipt of shares of common stock in January 1997. This loan is for a term of three years, bears interest at a rate equal to 5.4% per annum payable quarterly in arrears and is secured by a pledge of the shares held by Mr. Saldarini. In February 2000, Mr. Saldarini repaid this loan in full.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

      The purpose of the Company's executive compensation program is to attract, retain and motivate qualified executives to manage the business of the Company so as to maximize profits and stockholder value. In order to enhance the effectiveness of the compensation package provided to the Company's executives, the Compensation Committee of the Board of Directors has engaged and consulted with nationally recognized human resource consulting firms, to assist in the review of PDI's current compensation methods, and to make recommendations regarding the modification of the compensation elements within the Executive Compensation package. After careful analysis of the Company's needs and an examination of the competitive practices among peer organizations, the Board approved the adoption of the Variable Incentive Compensation Plan, an annual incentive plan providing incentives to officers based on performance tied to the success and growth of PDI. In addition, the Board adopted deferred compensation arrangements, which provide for the deferral of cash compensation by the executive to be used towards his or her retirement.

      The executive compensation package is made up of a number of key elements which address current and future competitive and performance issues. These include the executive's annual base salary, an annual incentive opportunity under the Variable Incentive Compensation Plan and awards under the Company's Stock Option Plan. The Compensation Committee annually considers and makes recommendations to the Board of Directors as to changes in these plans, as well as considering the addition of new compensation components that are consistent with the Company's goal of being the "Employer of Choice." In recommending any changes to the annual compensation of executive officers of the Company, the Compensation Committee considers the overall performance of the Company, the performance of the division of the Company for which the executive has responsibility, and the individual contribution and performance of the executive. While increases in shareholders' value is considered important by the Compensation Committee, the compensation program focuses on the Company's strategic plans, corporate performance, and the Company's ability to attract and retain highly qualified professional managers.

Annual Incentive Program

      The Company's officers, executives and senior management are eligible to participate in the PDI Variable Incentive Compensation Plan ("VICP"). Under this plan, participants can earn annual awards based on the financial and strategic performance of PDI, as measured by metrics that accurately reflect the Company's desired growth and business objectives. Participants are evaluated based on their contributions to the success of their functional area, as well as on their achievement of individual performance objectives. Annual performance measures and relative targets are determined prior to the beginning of each Plan Year, based on PDI's business focus, and may change from year to year. Each Participant's target bonus is expressed as a percentage of his or her base salary, dependent on responsibility and function. Target Awards are payable when 100% of all measures are achieved; however, awards are payable under the plan only if pre-defined minimum performance levels are met. If performance targets are exceeded, a participant may earn additional VICP awards, determined by the extent that the performance exceeds the Target. Awards under the VICP are subject to the determination and final approval of the Compensation Committee and Board of Directors.

Deferred Compensation

      In order to complement the total compensation package of its key employees, in December 1999, the Compensation Committee adopted the Officer and Director Deferred Compensation Plan, covering officers, selected highly compensated executives, and members of the Board of Directors. Subsequently, the Committee adopted the Senior Management Deferred Compensation Plan, covering selected senior management. The purpose of each of the Plans is to allow participants to defer receipt of current cash compensation, which would allow them to maximize deferrals that could not otherwise be put into Qualified Plans such as the 401(k), and to assist them in their financial planning. The Officer and Director Plan also allows members of the Board of Directors to defer Board fees.

      For each Plan Year of participation, a Participant may make an irrevocable election to defer all or a portion of his or her Cash Compensation. The Company may, but is not required to, make supplemental contributions on a totally discretionary basis. A Participant is immediately 100% vested in his/her account with respect to the Cash Compensation deferred that he/she would have received, had it not been deferred; Company contributions, if any, would vest to the Participant over a five (5) year period. A Deferred Account will be established for each Participant in a Grantor "Rabbi" Trust that tracks deferrals and any interest that may be accrued, and will be held under a trust to be established by and between the Company and a named trustee. All funds within a Participant's Deferred Account remain subject to the claims of the creditors of the Company regardless of vesting, in the event of the Company's bankruptcy or insolvency.

Compensation of the Chief Executive Officer

      Mr. Saldarini's base salary of $294,594 was paid in accordance with his Employment Agreement with the Company entered into in April 1998. Mr. Saldarini's Employment Agreement provides for bonuses and incentive compensation in the discretion of the Board of Directors or a Committee thereof. Based upon the Company's strong performance in 2000 as reflected in its performance relative to the companies that comprise both the Nasdaq Stock Market Index and the Company's Peer Industry Index, as well as specific performance benchmarks established by the Compensation Committee, Mr. Saldarini was awarded a bonus of $506,731 for his performance in 2000.

      Section 162(m) of the Internal Revenue Code of 1996, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's chief executive officer and four other most highly compensated executive officers, unless the compensation is considered performance based. The compensation disclosed in this Proxy Statement does not exceed the $1 million limit, and executive compensation for 2001 is also expected to qualify for deductibility. The Company currently intends to structure the performance-based portion of its executive officers' compensation to achieve maximum deductibility under Section 162(m) of the Code with minimal sacrifices in flexibility and corporate objective.

                     SUBMITTED BY THE COMPENSATION COMMITTEE

                           Jan Martens Vecsi, Chairman
                           Gerald J. Mossinghoff
                           John M. Pietruski

                             ***********************

The foregoing Report of Compensation Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

                             AUDIT COMMITTEE REPORT

      The role of the Audit Committee is to assist the Board of Directors in overseeing the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent", as required by applicable listing standards of Nasdaq. The Audit Committee's responsibilities are described in its Charter, adopted by the Board on August 5, 1998 and amended by the Board on April 26, 2001, a copy of which is attached to this Proxy Statement as Appendix A.

      In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Management of the Company is responsible for the preparation of the Company's financial statements. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE

                         Gerald J. Mossinghoff, Chairman
                         John M. Pietruski
                         Jan Martens Vecsi
                             ***********************

The foregoing Report of Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Company's Common Stock with the total return of companies included within the Nasdaq Stock Market Index and a peer group of companies engaged in contract sales and outsourcing for the pharmaceutical industry (the "Peer Industry Index") for the period commencing May 20, 1998 and ending December 31, 2000. The members of the Peer Industry Index are Boron Lepore & Associates, Inc., Quintiles Transnational Corp. and Ventiv Health, Inc. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Peer Industry Index on May 20, 1998, the first day of trading of the Company's Common Stock, and the reinvestment of all dividends.

[The following is the data to be set forth in graph form]

                                     5/20/98        12/31/98         12/31/99         12/31/00
                                  -------------   -------------    -------------    -------------

Nasdaq Stock Market Index            $100.00        $125.04           $228.15

Peer Industry Index                  $100.00        $ 96.62           $ 35.97

Professional Detailing, Inc.         $100.00        $130.64           $138.44

                                     [GRAPH]

             Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with.

      The Company will provide without charge to each person being solicited by this Proxy Statement, on the written consent of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2000 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Bernard C. Boyle, Secretary, Professional Detailing, Inc., 10 Mountainview Road, Upper Saddle River, New Jersey 07458.

                                           By Order of the Board of Directors


                                           Bernard C. Boyle,  Secretary

June 13, 2001

                                   APPENDIX A
                          PROFESSIONAL DETAILING, INC.
                             Audit Committee Charter

Purpose

The purpose of the Audit Committee is to assist the Board of Directors of the Company in fulfilling its responsibilities to oversee the Company's financial reporting process, including monitoring the integrity of the Company's financial statements and the independence and performance of the Company's internal and external auditors.

It is the responsibility of executive management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company's independent auditors to audit those financial statements. The Audit Committee's responsibility is one of oversight and in carrying out its responsibility, the Audit Committee is not providing any expert or other special assurance as to the Company's financial statements.

Membership Requirements

The Audit Committee shall be comprised of that number of directors as the Board of Directors shall determine from time to time, such numbers not to be less than three (3) in accordance with the Company's By-Laws, each of which Directors shall meet all applicable requirements of the Audit Committee Policy of NASDAQ with respect to independence, financial literacy, accounting or related financial expertise, and any other matters required by NASDAQ. The members of the Audit Committee, including the Chairman thereof, shall be appointed annually by the Board of Directors.

Authority

In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company's management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee's sole discretion.

Responsibilities

The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may diverge from these responsibilities and may assume such other responsibilities, as it deems necessary or appropriate in carrying out its oversight functions. The Audit Committee shall:

o propose to the Board of Directors annually the appointment of the independent auditors who shall be accountable to the Board of Directors and the Audit Committee;
o determine whether to recommend to the Board of Directors that the Company's financial statements be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission. To carryout this responsibility, the Audit Committee shall:
- review and discuss the audited financial statements with management and the independent auditors;
- discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61;
- review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Company's independent auditors; and
- based upon the reviews and discussions, issue its report for inclusion in the Company's proxy statement;
o consider whether the provision of services by the independent auditors not related to the audit of the annual financial statement and the review of the interim financial statements included in the Company's Forms 10-Q for such year is compatible with maintaining the auditor's independence;
o review and discuss with management and the independent auditors the Company's interim financial statements to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission;
o oversee the functioning of the Internal Audit Review, including its organization, charter, staffing, budget and work plans, and review periodic reports prepared by such organization;
o meet privately with the independent auditors and with the head of the Internal Audit Department to review the Company's accounting practices, internal accounting controls and such other matters as the Audit Committee deems appropriate;
o regularly report to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered; and
o review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

Meetings

Subject to the Company's by-laws and resolutions of the Board of Directors, the Audit Committee shall meet at least four (4) times annually at such times as the Chairman of the Committee shall designate.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                          PROFESSIONAL DETAILING, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 11, 2001

The undersigned stockholder of Professional Detailing, Inc. (the "Company") hereby appoints John P. Dugan and Charles T. Saldarini and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 11, 2001, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting of Stockholders of the Company, in accordance with and as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

                   (IMPORTANT -- TO BE SIGNED AND DATED BELOW)

A:   |X| Please mark your vote as in this example.

                The Board of Directors recommends a vote FOR the election of each Director Nominee and FOR proposals 2, 3 and 4.

1.    Election of two Class I Directors:

        Nominee:      John P. Dugan                      FOR        WITHHOLD
                                                         |_|           |_|

                      Gerald J. Mossinghoff              FOR        WITHHOLD
                                                         |_|           |_|

2. Approval of amendment to Certificate of Incorporation to increase authorized common shares from 30 million to 100 million.

              FOR                        AGAINST                    WITHHOLD
              |_|                          |_|                         |_|

3. Approval of amendment of Certificate of Incorporation to change Company name to PDI, Inc..

              FOR                        AGAINST                    WITHHOLD
              |_|                          |_|                         |_|

4. Ratification of PricewaterhouseCoopers LLP as independent auditors for fiscal 2001.

              FOR                        AGAINST                    WITHHOLD
              |_|                          |_|                         |_|

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature: _______________________ Signature: ____________________ Date: ______

NOTE: Please sign exactly as your name appears on stock certificate. If acting as attorney, executor, trustee, guardian or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If held jointly, both parties must sign and date.